UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

W Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24520	04-3021770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9440 Santa Monica Blvd., Suite 301, Beverly Hills CA

(Address of principal executive offices)

90210

(Zip code)

(424) 522-9977

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WTCG	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Securities Exchange Agreement - Mid Atlantic Capital Associates, Inc.

On July 13, 2021, (the “Closing Date”), W Technologies, Inc., a Delaware corporation (the “Company”) entered into a Securities Exchange Agreement (the “Securities Exchange Agreement”) with (i) Mid Atlantic Capital Associates, Inc. (“MACA”).

Prior to the Closing Date, the Company issued MACA a promissory note in the original principal amount of $161,941 (the “MACA Note”). As of the Closing Date, the MACA Note had a total outstanding balance of $161,841. Additionally, as of the Closing Date, MACA was the owner of 1,000,000 shares of Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Stock”) of the Company (the “Shares”).

Pursuant to the Securities Exchange Agreement, MACA agreed to deliver to the Company, free of any and all known claims, restrictions, or encumbrances, the MACA Note and the Shares (collectively, the “Securities”) in exchange for the issuance to MACA 7,678,732 shares of common stock, par value $0.0001 of the Company (the “Exchange”). The Exchange closed on the Closing Date, at which time (i) the Company issued 7,678,732 shares of common stock of the Company to MACA; (ii) MACA transferred the Shares to the Company (which was deemed a redemption of the Shares by the Company, resulting in the Shares being returned to the status of authorized but unissued shares of Series F Stock of the Company); and (iii) MACA assigned the MACA Note to the Company, such that the MACA Note was no longer an outstanding obligation of the Company after the consummation of the Exchange on the Closing Date.

The Securities Exchange Agreement included representations, warranties and covenants by the Company and MACA that are customary for a transaction of this type.

MACA had voting control of the Company prior to the Closing through its ownership of the Shares, and MACA continued to have voting control of the Company after the Closing through its ownership of 7,678,732 shares of common stock of the Company, making MACA the majority stockholder of the Company.

The foregoing description of the Securities Exchange Agreement is not a complete description of all of the parties’ rights and obligations under the Securities Exchange Agreement, and is qualified in its entirety by reference to the Securities Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

As disclosed under Item 1.01 of this Current Report, on July 13, 2021, the Company issued 7,678,732 shares of common stock of the Company to MACA in exchange for the transfer and assignment by MACA to the Company of the MACA Note and the Shares.

The exchange of the MACA Note and the Shares for the 7,678,732 shares of common stock of the Company was made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

The disclosure under Item 1.01 of this Current Report is incorporated by reference herein to this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2021, Company filed a Certificate of Withdrawal with the Secretary of State of the State of Delaware to withdraw the Certificates of Designation for the Company’s Series F Convertible Preferred Stock, par value $0.0001 per share. The Certificate of Withdrawal was effective upon filing, and no shares of Series F Convertible Preferred Stock were outstanding at the time the Certificate of Withdrawal was filed.

A copy of the Certificate of Withdrawal is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Certificate of Withdrawal for Series F Convertible Preferred Stock.
10.1	Securities Exchange Agreement dated July 13, 2021 between W Technologies, Inc. and Mid Atlantic Capital Associates, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 19, 2021	W Technologies, Inc.

	By:	/s/ Mikael Lundgren
Mikael Lundgren
Chief Executive Officer